CONSENT OF Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement of Chanticleer Holdings, Inc. on Form S-1 FILE NO. 333-178307 Post Effective AMENDMENT # 2 of our report dated April 3, 2012 (Except for the effects for the restatement as discussed in Note 17 to the consolidated financial statements, which are dated December 4, 2012) with respect to our audit of the consolidated balance sheet and related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of Chanticleer Holdings, Inc. and Subsidiaries as of December 31, 2011, and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement and includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Creason & Associates, PLLC

Creason & Associates, PLLC

Tulsa, Oklahoma

April 18, 2013

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Chanticleer Holdings, Inc. and Subsidiaries on Form S-1 File No. 333-178307 Post Effective Amendment #2 of our report dated April 3, 2013, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated balance sheet and related consolidated statement of operation and comprehensive loss, changes in stockholders’ equity and cash flows of Chanticleer Holdings, Inc. and Subsidiaries as of December 31, 2012 and for the year ended December 31, 2012, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp

New York, New York

April 18, 2013

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Chanticleer Holdings, Inc. on Form S-1 File No. 333-178307 Post Effective Amendment #2 of our report dated December 4, 2012 with respect to our audit of the combined balance sheet and related combined statements of operations, changes in equity and cash flows of South African Subsidiaries of Chanticleer Holdings, Inc. as of December 31, 2011 and for the period from October 1, 2011 through December 31, 2011, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp

New York, New York

April 18, 2013